UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2021

REKOR SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38338	81-5266334
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7172 Columbia Gateway Drive, Suite 400, Columbia, MD 21046

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (410) 762-0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	REKR	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On February 4, 2021, Rekor Systems, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with B. Riley Securities, Inc. and Lake Street Capital Markets, LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), pursuant to which the Company issued and sold, in a registered public offering by the Company (the “Public Offering”), 5,327,773 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at an offering price of $12.25 per share of Common Stock.

In addition, pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option (the “Overallotment Option”) to purchase up to 799,166 additional shares of Common Stock. The Overallotment Option was exercised in full on February 8, 2021.

The Underwriting Agreement contains representations, warranties and covenants made by the Company that are customary for transactions of this type. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In addition, pursuant to the terms of the Underwriting Agreement, the Company and its executive officers and directors and their affiliates have entered into agreements providing that each of these persons and entities may not, without the prior written approval of the Underwriters, subject to limited exceptions, offer, sell, transfer or otherwise dispose of the Company’s securities for a period of 90 days following the date of the Underwriting Agreement.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Closing of Public Offering

On February 9, 2021, the Public Offering closed and the Company issued and sold 6,126,936 shares of Common Stock (which includes 799,166 shares of Common Stock sold pursuant to the exercise of the Overallotment Option). The net proceeds to the Company, after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company, are expected to be approximately $70.1 million.

The shares of Common Stock were sold pursuant to the Underwriting Agreement and a shelf registration statement on Form S-3 (Registration Statement No. 333-224423) filed by the Company with the Securities and Exchange Commission (the “SEC”) that became effective on April 30, 2018. On February 4, 2021, a prospectus supplement and accompanying prospectus were filed with the SEC in connection with the Public Offering, and a related registration statement (File No. 333-252735) was filed pursuant to Rule 462(b) promulgated under the Securities Act.

Automatic Conversion of Series A Cumulative Convertible Redeemable Preferred Stock and Series B Cumulative Convertible Redeemable Preferred Stock

As a result of the closing of the Public Offering, all of the Company’s issued and outstanding Series A Cumulative Convertible Redeemable Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”) and Series B Cumulative Convertible Redeemable Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”) were automatically converted pursuant to their respective terms into an aggregate of approximately 1,414,081 shares of Common Stock. As a result of the automatic conversion of the Series A Preferred, the Series A Preferred will no longer be quoted on the OTC Pink. The Series B Preferred was not quoted on any trading market.

Item 2.02	Results of Operations and Financial Condition.

Financial Update

While the Company has not finalized its full financial results as of and for the quarter ended December 31, 2020, the Company expects to report total revenue for the three months ended December 31, 2020 to be between $3.0 and $3.3 million.

This financial information is preliminary and subject to change in connection with the completion of the Company’s financial statements for the quarter and year ended December 31, 2020. In addition, the Company’s independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to this unaudited preliminary financial information and does not express an opinion or any other form of assurance with respect thereto. Accordingly, you should not place undue reliance on this information. Additional information and disclosures would be required for a more complete understanding of the Company’s financial condition, liquidity and results of operations as of December 31, 2020.

Item 7.01	Regulation FD Disclosure.

On February 4, 2021, the Company issued a press release announcing the launch of the Public Offering, on February 5, 2021, the Company issued a separate press release announcing the pricing of the Public Offering, and on February 9, 2021 the Company issued a separate press release announcing the closing of the Public Offering and the exercise and closing of the Over Allotment Option. Copies of each press release are attached hereto as Exhibits 99.1, 99.2, and 99.3, respectively.

On February 9, 2021, the Company posted a corporate presentation to its website (the “Presentation”). The Presentation is intended to be used by the Company in future investor meetings. A copy of the Presentation is attached hereto as Exhibit 99.4.

The information presented in Item 7.01 of this Current Report on Form 8-K and the accompanying press releases and Presentation shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act or the Exchange Act.

Forward-Looking Statements

This Current Report on Form 8-K, the press releases and the Presentation contain forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, statements regarding the expectations, hopes, beliefs, intentions, plans, prospects or strategies of the Company. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this Current Report on Form 8-K, the press releases and Presentation are based on certain assumptions and analyses made by the management of the Company in light of their respective experience and perception of historical trends, current conditions and expected future developments and their potential effects on the Company as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting the Company will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of February 4, 2021, by and among Rekor Systems, Inc. and B. Riley Securities, Inc. and Lake Street Capital Markets, LLC, as representatives of the several underwriters named therein.

5.1	Opinion of Crowell & Moring LLP.

23.1	Consent of Crowell & Moring LLP (included in Exhibit 5.1).

99.1	Press Release dated February 4, 2021.

99.2	Press Release dated February 5, 2021.

99.3	Press Release dated February 9, 2021.

99.4	Corporate Presentation dated February 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REKOR SYSTEMS, INC.

Date: February 9, 2021	/s/ Robert A. Berman
Name: Robert A. Berman Title: President and Chief Executive Officer